SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                           of 1934

                  Filed by the Registrant [X]

        Filed by a Party other than the Registrant [ ]


    Check the appropriate box:
    [X]    Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
    [ ]    Definitive Proxy Statement
    [ ]    Definitive Additional Materials
    [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                  ACCESS PHARMACEUTICALS, INC.
       ------------------------------------------------
       (Name of Registrant as Specified In Its Charter)

  -----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



     Payment of Filing Fee (Check the appropriate box):
    [X]    No fee required
    [ ]    Fee computed on table below per Exchange Act Rules
           14a-6(i)(1) and 0-11.
               1) Title of each class of securities to which transaction
                  applies:
               2) Aggregate number of securities to which transaction
                  applies:
               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth
                  the amount on which the filing fee is calculated and state how it was determined):
               4) Proposed maximum aggregate value of transaction:
               5) Total fee paid:
    [ ]    Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
               1) Amount Previously Paid:
               2) Form, Schedule or Registration Statement No.:
               3) Filing Party:
               4) Date Filed:


                  ACCESS PHARMACEUTICALS, INC.
                2600 Stemmons Freeway, Suite 176
                      Dallas, Texas 75207




To Our Stockholders:

         You are cordially invited to attend a Special Meeting of Stockholders of Access Pharmaceuticals, Inc. ("Access") to be held on __________, 1997 at ____:00 a.m. local time, at the New York Athletic Club, 180 Central Park South, New York, New York (212) 247-5100 (the "Special Meeting").

         The only item of business to be addressed at the Special Meeting is to consider and act upon a proposal to amend Access' Certificate of Incorporation, as amended, to effect a one-for-four reverse stock split of Access common stock (the "Common Stock"). This proposal will decrease the number of outstanding shares of Common Stock from approximately
31.4 million to 7.9 million.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN ACCESS, EXCEPT AS MAY RESULT FROM THE ELIMINATION OF FRACTIONAL SHARES.

         The Board of Directors believes that the recent per share price of the Company's Common Stock and the fact that it is not listed on an exchange have had a negative effect on the marketability of Access'
Common
Stock. Management of the Company believes that a reverse split could position
Access more attractively with institutional investors and retail stock brokers who generally have restrictions on investing in low-priced stocks and stocks not listed on NASDAQ or an exchange. A higher stock price also could increase broker/dealer interest in maintaining markets in Access' stock. Individual stockholders would then benefit as transaction costs relative to the total value of stock trades may be reduced. The reverse split also could improve Access's ability to finance the Company's research activities by increasing the number of potential investors and investment vehicles. The terms under which financing transactions could be concluded may also be more favorable with a higher priced stock. Additionally, the reverse split would improve Access' prospects for being relisted on the NASDAQ SmallCap market or an alternate stock exchange.

         The Board of Directors unanimously recommends that Access' stockholders approve the amendment to the Certificate of Incorporation to effect the reverse stock split. The enclosed Proxy Statement sets forth more detailed information regarding the amendment and the reverse stock split. Please carefully review the information contained in the Proxy Statement.


         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON.


                                  Sincerely,


                                  /s/ Herbert H. McDade, Jr.
                                  --------------------------
                                  Herbert H.McDade,Jr.
                                  Chairman of the Board of Directors


                  ACCESS PHARMACEUTICALS, INC.
                2600 Stemmons Freeway, Suite 176
                      Dallas, Texas 75207

          NOTICE OF SPECIAL MEETING OF STOCKHOLDERS to be held on __________, 1997


         PLEASE TAKE NOTICE that a Special Meeting of Stockholders
(the "Special Meeting") of Access Pharmaceuticals, Inc. (the "Company") will be held at the New York Athletic Club, 180 Central Park South, New York, New York (212) 247-5100, on __________, 1997, at -- :00 a.m.
local time.  The purpose of the Special Meeting is:

    1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation, as amended, (the "Amendment") to effect a recapitalization through a one-for-four reverse stock split (the "Reverse Stock Split") pursuant to which every four shares of Common Stock outstanding on the effective date of the Amendment would be converted into one new share of Common
          Stock ("New Common Stock"). The Amendment would also reduce the number of authorized shares of Common Stock from 60,000,000 shares, par value $.04 per share, to 15,000,000 shares, par value $.01 per share. To avoid the existence of fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive cash in lieu thereof.

    2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

         Stockholders of record at the close of business on _________, 1997, the record date for the Special Meeting, are entitled to receive notice of, and to vote at the Special Meeting and any adjournment or postponement thereof.

         Information relating to the Reverse Stock Split is set forth in the accompanying Proxy Statement dated February ___, 1997. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.

                                  By Order of the Board of Directors,


                                  /s/ Herbert H. McDade, Jr.
                                  -----------------------------
                                  Herbert H. McDade, Jr.
                                  Chairman of the Board of Directors

Dallas, Texas
February _____, 1997




         Stockholders are cordially invited to attend the Special Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Special Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o
American Stock Transfer & Trust Co., 40 Wall Street, 46th Floor, New
York, New York 10005 ("American Stock Transfer"). Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the stockholder. American Stock Transfer & Trust Company's telecopy number is (718) 234-2287.


                 ACCESS PHARMACEUTICALS, INC.
               2600 Stemmons Freeway, Suite 176
                    Dallas, Texas 75207
                     __________________
                       PROXY STATEMENT
                     __________________

            FOR A SPECIAL MEETING OF STOCKHOLDERS
              To Be Held On March ___, 1997

         This Proxy Statement is furnished by Access Pharmaceuticals, Inc., a Delaware corporation (the "Company"), to holders of Common Stock, par value $.04 per share (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof (the "Special Meeting"). The
Special Meeting will be held on ______, _____, 1997 at   :00 a.m., local
time, at the New York Athletic Club, 180 Central Park South, New York,
New York, to consider and vote upon a proposed amendment (the
"Amendment") to the Company's Certificate of Incorporation, as amended, (the "Certificate"), as specified in the accompanying Notice of Special Meeting of Stockholders. A form of the Amendment is attached hereto as Exhibit A. The Amendment will effect a recapitalization of the Company through a one-for-four reverse stock split (the "Reverse Stock Split") pursuant to which every four shares of Common Stock outstanding on the effective date of the Amendment (the "Effective Date") will become and be converted into one new share of Common Stock ("New
Common Stock"). The Amendment also reduces the number of authorized shares of Common Stock from 60,000,000 shares, par value
$.04 per share, to 15,000,000 shares, par value $.01 per share. The text of the Amendment is set forth in Exhibit A to this Proxy Statement.

         The Company's mailing address and the location of its principal executive offices are 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207.

         This Proxy Statement is first being sent to holders of Common stock on or about February ___, 1997.

VOTING
General

         The securities that may be voted at the Special Meeting consist of the Common Stock, with each share entitling its owner to one vote on the proposal to approve the Amendment. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Special Meeting is _____, 1997 (the "Record Date"). On the
Record Date, ___________ shares of Common Stock were outstanding and eligible to be voted at the meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

Quorum and Vote Required

         The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders on the Record Date of at least a majority of the outstanding shares of Common Stock is required for the approval of the proposal described in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Since the approval of the Amendment requires the affirmative vote of at least a majority of the shares of Common Stock outstanding as of the Record Date, abstentions and broker non-votes will have the effect of a vote against approval of the Amendment.

         At any subsequent reconvening of the Special Meeting, all proxies will be voted on the matter(s) to be considered at the reconvened Special Meeting in the same manner as such proxies would have been voted on the matter(s) at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or changed), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Any such adjournment will require the affirmative vote of a majority of the shares present at the session of the Special Meeting to be adjourned. A proxy granting authority to vote upon such other business incidental to the conduct of the Special Meeting as may properly come before the Special Meeting will constitute authority to vote in favor of one or more adjournments of the Special Meeting.

Proxies

         In voting their Common Stock, stockholders may vote in favor of or against the proposal to approve the Amendment or may abstain from voting. Stockholders should specify their choice on the accompanying proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given.

         IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTER TO BE VOTE UPON, THEN THE SHARES REPRESENTED BY A SIGNED PROXY CARD
WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT AND IN THE DISCRETION OF SUCH PROXIES ON ANY OTHER PROCEDURAL MATTERS WHICH MAY PROPERLY COME
BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

         All proxies delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by (i) giving written notice to the Secretary of the Company, (ii) by delivering a later dated proxy card or (iii) by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to Kerry P. Gray, Access Pharmaceuticals, Inc., 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207.

         HOLDERS OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

         All expenses incurred in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and employees, may solicit proxies from stockholders personally or by telephone or other forms of communication. The Company also will request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable expenses incurred in doing so.

         The Board of Directors does not know of any matters which will be brought before the Special Meeting other than the approval of the Amendment. However, if any other matter properly comes before the Special Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgement.

Stockholder Proposals

         Any proposal which a Company Stockholder intends to present at the next annual meeting of stockholders to be held in 1997 must have been received by the Company on or before ________________. Only those proper proposals which are received in a timely manner will be included in the Proxy Statement and Proxy.

Security Ownership of Certain Beneficial Owners and Management

         Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of December 31, 1996 by (i) each person who is known by the Company to beneficially own more than five percent of Common Stock; (ii) each director of the Company; (iii) each of the named executive officers; and (iv) all executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common
Stock beneficially owned by them.



              Common Stock Beneficially Owned

Name                           Number of Shares(1)  % of Class
-------------------------      -------------------  ----------
Herbert H. McDade. Jr.(2)          1,018,998           3.2%
Kerry P. Gray(3)                   1,095,790           3.5%
J. Michael Flinn(4)                   70,166             *
Elizabeth M. Greetham(5)              59,333             *
Stephen B. Howell                          0             *
Max Link(6)                           30,000             *
W. Eric Bowditch                       4,000             *
Stephen B. Thompson(7)                47,951             *
Richard G. Van Inwegen, Ph.D.(8)     109,425             *
Glynn Wilson, Ph.D.(9)                25,000             *
David F. Ranney                    9,147,608          29.1%
Nicholas Madonia, Individually
  and as Trustee(10)               5,130,529          15.7%

All Directors and Executive
Officers as a group (consisting
of 10 persons)                     2,460,663           7.7%

* Less than 1%.

 (1) Includes Common Stock held plus all options and warrants exercisable within 60 days after December 31, 1996. Unless otherwise indicated, the persons listed have sole voting and investment powers with respect to all such shares.

 (2) Including presently exercisable options for the purchase of 24,216 shares of Common stock pursuant to the Non-Employee Director
        Plans of 1987 and 1995, and 320,625 shares of Common Stock and 151,829 SARs exercisable pursuant to the 1987 Stock Option Plan.

 (3) Including presently exercisable options for the purchase of 25,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

 (4) Including presently exercisable options for the purchase of 60,666 shares of Common Stock pursuant to the Non-Employee Director
        Plans of 1987 and 1995.

 (5) Including presently exercisable options for the purchase of 53,333 shares of Common Stock pursuant to the Non-Employee Director
        Plans of 1987 and 1995.

 (6) Including presently exercisable options for the purchase of 30,000 shares of Common Stock pursuant to the Non-Employee Director
        Plans of 1987 and 1995.

 (7) Including presently exercisable options for the purchase of 7,500 shares of Common Stock pursuant to the 1995 Stock Option Plan.

 (8) Including presently exercisable options for the purchase of 17,500 shares of Common Stock pursuant to the 1995 Stock Option Plan.

 (9) Including presently exercisable options for the purchase of 25,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(10)    Mr. Nicholas Madonia holds 15,000 shares of Common Stock.
        Mr. Madonia is the trustee of the Sentinel Charitable Remainder Trust ("Sentinel"), 30 Outwater Lane, Garfield, New Jersey, which is known to Access to be the beneficial owner of more than five percent of the Common Stock. In addition to 1,569,999 shares of Common Stock held by Sentinel, Sentinel additionally has an option to purchase until January 1, 1999, up to 500,000 units at $2.50 per unit. The units consist of 500,000 shares of Common Stock, 500,000 warrants with an expiration date of January 1, 2000 and an exercise price of $6.25 and 200,000 Warrants with an expiration date of January 1, 2000 and an exercise price of $2.50.

        Mr. Madonia is also the trustee of the Century Charitable
        Remainder Trust, the Ocean Charitable Remainder Trust, the Lake Charitable Remainder Trust, the Beacon Charitable Remainder
        Trust, the Freedom Charitable Remainder Trust, the Oak
        Charitable Remainder Trust and the Celestial Charitable
        Remainder Trust (together, the "Charitable Remainder Trusts").
        The Charitable Remainder Trusts are known by Access to be the beneficial owners of an aggregate of 807,839 shares of Common
        Stock and as such Mr. Madonia, as trustee is deemed to be a beneficial owner of the securities held by them. Mr. Madonia is also the trustee of the Blech Family Trust, beneficial owner of 1,537,691 shares of Common Stock, and as such may be deemed to be a beneficial owner of the securities held by it. The information set forth in this footnote is from the Company's records and information provided by Mr. Madonia.


                         PROPOSED AMENDMENT TO THE
                         CERTIFICATE OF EFFECT THE
                            REVERSE STOCK SPLIT

General

         The Company proposes to effect a recapitalization through the adoption of the Amendment which provides for the Reverse Stock Split.
If the Amendment is approved by the stockholders, each FOUR shares of Common Stock, par value $.04 per share, ("Old Common Stock") outstanding on the Effective Date will be converted automatically into ONE share of new Common Stock, par value $.01 per share, ("New
Common Stock") and the number of authorized shares of Common Stock will be reduced from 60,000,000 to 15,000,000. To avoid the existence of fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive a cash distribution in lieu thereof. The Effective Date of the Reverse Stock Split will be the date on which the Amendment is filed with the Secretary of State of Delaware, which is anticipated to be as soon as practicable following the date of the Special Meeting.

Background of and Reasons for the Reverse Stock Split

         On January 16, 1997 the Board of Directors adopted resolutions approving the Amendment, calling the Special Meeting and directing that the Amendment be placed on the agenda for the consideration of the stockholders at the Special Meeting.

         The Board of Directors believes that the recent per share price of the Common Stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing new shares. The Company believes there are several reasons for these effects, as summarized below.

         There are significant restrictions imposed by most brokerage houses on the ability of their brokers to solicit orders or recommend the purchase of stocks that trade on the NASD Over-The-Counter ("OTC") Bulletin Board. In the majority of cases the purchase of stock is limited to unsolicited offers from private investors, who have to comply with policies and practices involving the completion of time-consuming forms that make the handling of lower-priced stocks economically unattractive. Additionally, most brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. The brokerage commission on the purchase or sale of a lower-priced stock may also represent a higher percentage of the price than the brokerage commission on a higher-priced issue.

         The opportunity to raise capital to support the Company's development activities has been reduced as a result of the delisting of the stock from NASDAQ, the recent price per share of the stock and the thin trading of the stock. These facts have significantly reduced the number of potential investors, increases the cost of raising capital limits and the types of offerings that can be made. It is the Company's intention to seek re-listing of the Common Stock on the NASDAQ SmallCap Market, if this proposal is approved.

         The Board of Directors is optimistic that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will result in greater interest in the Common Stock by the financial community and the investment public.

         There can be no assurances, however, that the foregoing will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will increase, and if it increases, no assurance that such increase can be maintained for any period of time, or that such market price will approximate four times the market price before the proposed Reverse Stock Split.

         Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate and Bylaws in connection with Reverse Stock Split.

         The Company's Common Stock is currently traded on the NASD Over-the-Counter ("OTC") Bulletin Board and as of February 1, 1996 trades under the trading symbol AXCS. The Common Stock was traded on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") SmallCap market under the trading symbol CHMX until April 27, 1995. Access' securities were delisted from the Nasdaq SmallCap Market on April 27, 1995 for failure to meet certain financial requirements. The following table sets forth the high and low closing prices per share for the Common stock as reported by the OTC for the Company's past two fiscal years.


                                                    Common Stock
                                          -------------------------------
                                              High            Low
                                          --------------   --------------

Fiscal Year Ended December 31, 1995
First quarter                               $    3/4        $    7/16
Second quarter(1)                                1/2             7/16
Second quarter(2)                                9/16            1/16
Third quarter                                   19/32            9/32
Fourth quarter                                1- 1/8             1/4

Fiscal Year Ended December 31, 1996
First quarter                                 2-11/16            7/8
Second quarter                                2- 9/16          1-5/8
Third quarter                                 1-11/16            7/8
Fourth quarter                                1- 5/16            3/4

Fiscal Year Ended December 31, 1997
First quarter (thru February __,1997)          ______           _____

     (1)  Through April 27, 1995 on NASDAQ SmallCap Market.
     (2)  After April 27, 1995 on OTC Bulletin Board.


         FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE APPROVAL FOR THE AMENDMENT.

         The Reverse Stock Split may be abandoned by the Board of Directors pursuant to Section 242(a) of the Delaware General
Corporation Code at any time before, during or after the Special
Meeting and prior to the filing of the Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware giving effect to the Reverse Stock Split if, for any reason, the Board of Directors deems it advisable to do so.

Effects of the Reverse Stock Split

         General Effects. If the Amendment is approved by the stockholders, the principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares from _________ shares to approximately _____ shares, based on share information as of February ____, 1997 and reduce the number of authorized shares of Common Stock from 60,000,000 to 15,000,000.

         In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of New Common stock, stockholders who would otherwise be entitled to receive a fractional share of New Common Stock ("Fractional Stockholders") shall receive payment in cash in lieu of receiving a fractional share of New
Common Stock.   See "Exchange of Shares and Payment in Lieu of
Issuance of Fractional Shares."

         The Reverse Stock Split may leave certain stockholders with one or more "odd-lots" of new Common Stock, i.e. stock in amounts of less than 100 shares. These odd-lots may be more difficult to sell or require greater transaction cost per share to sell, than shares in even multiples of 100.

         Effect on Market for Common Stock. On February ___, 1997, the closing sale price of the Common Stock on the OTC was $____ per share.

Upon the effectiveness of the Reverse Stock Split, the Compensation Committee of the Board of Directors shall make a proportional downward adjustment to the number of shares subject to outstanding options and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Stock Split.

         Changes in Stockholders' Equity. As an additional result of the Reverse Stock Split, the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will be reduced by approximately $_____ to $_____ on the Effective Date. Following the Reverse Stock Split the stated capital will be decreased because the number of shares issued and outstanding will be reduced and because the par value of the Common
Stock will change to $.01 per share. Correspondingly, the Company's capital in excess of par value, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all currently outstanding Common
Stock, will be increased by approximately $________.

                    FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the Common Stock as a capital asset, may be subject to special rules not discussed below.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

         The receipt of shares of New Common Stock (excluding fractional shares of New Common Stock) in the Reverse Stock Split should be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of New Common Stock should not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Stock Split will carry over as the tax basis of the stockholder's shares of New Common Stock. Each Stockholder will be required to allocate his basis in his shares of Common Stock ratably among the total number of shares of new Common Stock owned following the Reverse Stock Split. The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Common stock, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

         The receipt by a Fractional Stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock
Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of New Common Stock will result in gain or loss (rather than dividend income) to the Fractional Stockholders assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of New Common Stock. Capital gain or loss will be long-term capital gain or loss if on the Effective Date the shares of Common Stock have been held by the Fractional Stockholder for longer than one year.

         Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that it or Fractional Stockholders will be subject to backup withholding or informational reporting with respect to the cash distributed to a Fractional Stockholder.

                 EXCHANGE OF SHARES AND PAYMENT IN LIEU OF
                    ISSUANCE OF FRACTIONAL SHARES

         On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his shares of New Common Stock and, if applicable, cash in lieu of a fractional share of New Common Stock only by transmitting to the Transfer Agent such stockholder's stock certificate(s) for shares of Common Stock outstanding prior to the Reverse Stock Split, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for shares of New Common stock unless and until the certificates representing their shares of Common
Stock outstanding prior to the Reverse Stock Split are surrendered.

         STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE TRANSFER AGENT UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND SHOULD SURRENDER THEIR CERTIFICATES ONLY WITH SUCH LETTER OF TRANSMITTAL.

         No scrip or fractional share certificates for New Common Stock will be issued in connection with the Reverse Stock Split. A payment in lieu of a fractional shares of New Common Stock will be made to a Fractional Stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Reverse Stock Split.

         There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates.

                                          By Order of the Board of Directors,

                                          /s/ Herbert H. McDade, Jr.
                                          ---------------------------

                                          Herbert H. McDade, Jr.
                                          Chairman of the Board of Directors


                                                                    Exhibit A
                 PROPOSED CERTIFICATE OF AMENDMENT
                              TO THE
                   CERTIFICATE OF INCORPORATION
                               OF
                   ACCESS PHARMACEUTICALS, INC.

Access Pharmaceuticals, Inc. (the "Corporation"), a Delaware corporation, DOES HEREBY CERTIFY:

   FIRST: That at a meeting of the directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as previously amended, and declaring such amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED: Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the Delaware General Corporate Law (the "Effective Time"), each FOUR outstanding shares of common stock par value $.04 per share ("Common Stock"), shall thereupon be reclassified and changed into ONE share of common stock, par value $.01 per share ("New Common Stock"). Upon such Effective Time, each holder of Common Stock shall thereupon automatically be and become the holder of ONE share of New Common Stock for every FOUR shares of Common Stock then held by such holder. Upon such Effective Time, each certificate formerly representing a stated number of shares of Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified thereof and, upon their delivery of their certificates of Common Stock to the Company, will be sent stock certificates representing their shares of New Common Stock, rounded down to the nearest whole number, together with cash representing the fair value of such holder's fractional shares of Common Stock. No scrip or fractional share certificates for Common Stock will be issued in connection with this reverse stock split.

            RESOLVED:  That it is advisable that Article V. Section
            A of the Corporation's Certificate of Incorporation, as amended, be amended to read in its entirety as follows; and that such
            Article V, Section A of the Corporation's Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

                   A. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares with a par value of one cent ($0.01) per share.

   SECOND: That thereafter, pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware voted in favor of the amendment.

   THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

   FIFTH: That the effective date of this amendment shall be ______, 1997.


                           ACCESS PHARMACEUTICALS, INC.
             2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned having received the Notice of Special Meeting of Stockholders and Proxy Statement dated February ___, 1997, and revoking any proxy heretofore given, hereby appoints each of Herbert H. McDade, Jr. and Kerry P. Gray or either of them, proxies of the undersigned with full power of substitution and to vote all shares of common stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at a Special Meeting of Stockholders to be held March ___, 1997 at __:00 a.m., at the New York Athletic Club, 180 Central
Park South, New York, New York, or any adjournment thereof.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal.

         In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Special Meeting or any adjournment thereof as set forth in the Proxy Statement.

                        (continued, and to be signed on the reverse side)

                                                          SEE REVERSE SIDE

[ X ]  PLEASE MARK YOUR VOTE THIS WAY

1. Proposal to amend the Certificate of Incorporation to effect a one-for-four reverse stock split.

                            FOR                AGAINST            ABSTAIN
                            [ ]                  [ ]                [ ]




Shares Held: ___________-

________________________              ________
Signature                             Date


________________________              ________
Signature (if held jointly)           Date


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS
PHARMACEUTICALS, INC.'S BOARD OF
DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER
PRIOR TO EXERCISE.